UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): September 30, 2005


                            EZCOMM ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)


         DELAWARE                     000-50601                  33-0827004
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
     of incorporation)                                       Identification No.)


              16-7 SMJUNG-DONG, OJUNG-GU, BUCHEON, KYONGGI-DO KOREA
                (Address of Principal Executive Offices/Zip Code)


                                 82-32-676-6283
              (Registrant's telephone number, including area code)

            11789, 79A Avenue, Delta, British Columbia VC4 1V7 Canada (Former Name or Former Address if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (SEE General Instruction A.2. below):

         |_|      Written   communications   pursuant  to  Rule  425  under  the
                  Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))


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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Our actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

CLOSING OF EXCHANGE TRANSACTION

         On September 30, 2005, pursuant to an Exchange Agreement dated September 1, 2005 (the "Exchange Agreement") by and among the Ezcomm Enterprises, Inc., Eugene Science, Inc., a Korean corporation ("Eugene Science") and certain shareholders of Eugene Science (the "Eugene Science Shareholders"), we acquired approximately 89.5% of the issued and outstanding shares of Eugene Science in exchange for an aggregate of 272,790,948 shares of our Common Stock (the "Exchange Transaction"). We will continue to offer any remaining Eugene Science shareholders the opportunity to exchange their shares for our common stock on the same terms and conditions as provided in the Exchange Agreement, which may result in the issuance of up to approximately 32,094,000 additional shares of our Common Stock.

         The issuance of the Common Stock to the Eugene Science shareholders was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation S under the Securities Act of 1933 (the "Securities Act") and/or Section 4(2) of the Securities Act. In addition, and pursuant to the Exchange Agreement, we exchanged an equal amount of cash with the Eugene Science Shareholders (an aggregate of $103,514.48) and we assumed all of Eugene Science's outstanding options. As a result of the Exchange Transaction, Eugene Science is now our subsidiary, and the Eugene Science Shareholders hold approximately 89% of our voting stock on a fully-diluted basis. Prior to the Exchange Transaction we were a "shell company" as defined in Rule 12b-2 under the Exchange Act. Except for the Exchange Agreement and the transactions contemplated by that agreement, neither we, nor our directors and officers, had any material relationship with Eugene Science or any of Eugene Science's directors and officers prior to entering into the Exchange Agreement. In conjunction with the Exchange Transaction we also issued a warrant to purchase 7,073,760 shares of our common stock to WestPark Capital, Inc., at $0.17 per share as partial compensation for their investment banking services with respect to the Exchange Transaction. The issuance of the warrant was exempt from registration under Section 4(2) of the Securities Act.


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         We are presently  authorized  under our Certificate of Incorporation to issue 480,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. Immediately prior to the Exchange Transaction we had 35,368,800 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Currently, after giving effect to the Exchange Transaction, we have 308,159,748 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Our issued and outstanding common stock prior to the Exchange Transaction currently represents approximately 11% of our total common stock on a fully-diluted basis (assuming exercise of all Eugene Science stock options outstanding immediately prior the Exchange Transaction).

         Pursuant to the Exchange Agreement our former sole director, Dr. Peter Braun, resigned effective as of the closing of the Exchange Transaction and the following directors were appointed: Dr. Seung-Kwon Noh (Eugene's Chief Executive Officer), Tae Hwan Lee (Eugene's Senior Vice President Marketing), Se Cheon Ahn (Eugene's Senior Vice President Plant/Manufacturing), and Tony Kim. The size of the board will initially be four members and may be increased by the board of directors to five members.

         Also effective as of the closing of the Exchange Transaction, our existing officer resigned and the following officers were appointed by the Board of Directors.

         Dr. Seung Kwon Noh............    Chief Executive Officer and President

         Jae Hong Yoo....................  Chief Financial Officer

         Dr. Eun Young Lee...............  Secretary

         In our Current Report on Form 8-K dated September 1, 2005 (filed September 7, 2005), we reported the execution of the Exchange Agreement and included a copy of the Exchange Agreement as Exhibit 10.1 thereto. That Current Report is hereby incorporated by reference. Additionally, on September 9, 2005, we filed an Information Statement on Schedule 14f-1 reporting the proposed Exchange Transaction with Eugene Science and the pending change of control at the closing.

DESCRIPTION OF THE BUSINESS

REGISTRANT

         We were incorporated on August 26, 1998 under the name Orcas Ltd., under the laws of the State of Delaware. As Orcas Ltd., we were in the business of building and promoting arcade video games and vending machines. We underwent a reverse merger and abandoned this enterprise to develop a loyalty reward program based in Taipei, Taiwan, and changed our name to Ezcomm Inc. to reflect this change in business. We were unable to raise enough capital to finance the research and development of our proposed consumer incentive and loyalty program in Asia and all efforts to develop the business were abandoned in January 2001. We remained inactive until July 2004, when we changed our name to Ezcomm Enterprises, Inc. and began to consider and investigate potential business opportunities, including an acquisition by merger. On September 30, 2005, we acquired Eugene Science pursuant to the terms of the Exchange Agreement. The Exchange Transaction was accounted for as a reverse merger with Eugene Science deemed to be the accounting acquirer, and us as the legal acquirer. The business


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combination  is being  recorded  as a  recapitalization  of  interest  of Eugene
Science. Accordingly, the historical financial information presented in future financial statements will be that of Eugene Science as adjusted to give effect to any difference in the par value of ours and the accounting acquirer's stock with an offset to capital in excess of par value. The basis of the assets, liabilities and retained earnings of Eugene Science, the accounting acquirer, have been carried over in the recapitalization.

EUGENE SCIENCE

         Eugene Science, a company headquartered in Bucheon, Kyunggi-Do, Korea, was founded on July 1, 1997 under the laws of the Republic of Korea to manufacture and sell biotechnology products. Eugene Science develops, manufactures and markets nutraceuticals, or functional foods that offer health-promoting advantages beyond that of nutrition, including its series of cholesterol-lowering functional food ingredients, beverages and capsules. However, during its fiscal year ending December 31, 2004 Eugene Science did not aggressively market its nutraceuticals and functional food products while awaiting regulatory approval of health claims associated with the products in Korea and the United States. Korean regulatory approval occurred in June 2005. During such period, Eugene Science relied on revenue from the sale of supplemental products including raw cooking oil (oils used in the manufacturing of cooking oil). Eugene Science holds approximately 73% of the outstanding interests in UcoleBio Corp., a company originally formed to provide sales and distribution services for Eugene's products in Korea.

INDUSTRY OVERVIEW

         The nutraceutical industry includes many small and medium-sized companies that manufacture and distribute products intended to aid in the maintenance of the body's health and general well being. Nutraceutical products include the following categories of products manufactured and sold by us:

         o Dietary Supplements--products, such as vitamins and minerals, specialty supplements, herbs and botanicals, sports performance enhancers, meal replacements, dietary supplements, and compounds derived from these substances; and

         o        Functional   Foods--products   with   added   ingredients   or
                  fortification specifically for health or performance purposes.

OUR PRODUCTS

         PLANT STEROL AND CHOLESTEROL-REDUCTION PRODUCTS

         It has been well established that blood cholesterol, particularly low-density lipoprotein (LDL) cholesterol, should be controlled in the body in order to minimize the risk of coronary heart disease. Excess LDL cholesterol can be oxidized to ultimately form plaque that can build up on artery walls, thereby restricting blood flow and elevating blood pressure. People with high blood cholesterol levels are typically advised by health professionals to exercise and consume a diet high in fiber and low in saturated fats and cholesterol. Although these measures can reduce blood cholesterol, other cholesterol-lowering interventions may be needed, including cholesterol-lowering medicines or adding plant sterol to the diet.

         Plant sterols are natural substances that are present as minor components in seeds, legumes and vegetable oils. Plant sterols are essential components of plant cell membranes and structurally resemble cholesterol. Plant sterols have been approved by the U.S. Federal Drug Administration for their cholesterol lowering health function in humans, and are recommended by the National Institutes of Health to treat cholesterol problems. Although people consume plant sterols every day in food, the amounts are


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often not great enough to have significant blood  cholesterol-lowering  effects.
Plant sterols are naturally insoluble in oil and water, making it difficult to incorporate in foods as an additive. However, over the last few years, several
companies  have  developed   plant  sterol  products  that  are  oil-soluble  by
esterifying plant sterols and adding them to dietary fat (in oils and spreads). While this allows plant sterols to be incorporated in oil-based foods, this delivery strategy requires the consumption of large amounts of fats (23-50 grams of dietary triacylglyceride per day).

         Eugene Science has developed and patented a series of cholesterol-lowering food additives, consisting of specially formulated plant sterols that are soluble in both oil and water. The key technology to produce such plant sterols is a patented nanotechnology which allows plant sterols to be added to a wide range of oil and water-based foods. Our nano-sized plant sterols used as food additives are branded as "CZ(TM) Series" additives and our food and consumable products containing CZ(TM) Series additives are being marketed under the brand name of CholZero(TM). Our initial CholZero(TM) products include CholZero(TM) capsules containing our CZ-S(TM) Series additive, and a CholZero(TM) beverage.

         We produce the following specific plant sterol food ingredients:

         o        CZ(TM)-L : Plant Sterol + Fatty Acid, Oil Soluble;
         o        CZ(TM)-S : Water Dispersible Natural Plant Sterol; and
         o        CZ(TM)-H : Water Soluble, Next Generation CZ(TM)

         The plant sterol in the CZ(TM) Series additives reduces the absorption of both dietary and biliary cholesterol into the body. Normally, approximately 30% of all cholesterol is supplied through food. When food is consumed along with CZ(TM) Series additives, the absorption level of cholesterol is greatly reduced. The plant sterol is not absorbed and is excreted from the body.

         LIPHOPHILIC-QUALITY - CZ(TM)-L.

         CZ(TM)-L is a plant sterol ester form which is soluble in oil and fat. CZ(TM)-L may be added to foods with a significant fat content and does not influence the taste or flavor of such foods.

         WATER DISPERSIBLE PLANT STEROL - CZ(TM)-S.

         CZ(TM)-S is a plant sterol ester form which is water dispersable. Prior to the development of CZ(TM) -S products, only fat soluble plant sterol food additives were available to consumers. Because such products were only fat soluble, their application was limited to foods that are inherently high in fat content. CZ(TM) -S can be used to integrate plant sterol into beverages, dairy products, and other water-based foods. CZ(TM)-S comes in the form of a water dispersible powder that makes very fine micelles (less than 1 micro meter) in an aqueous solution. Like CZ(TM)-L, CZ(TM) -S does not influence the taste and flavor of the food or beverage to which it is added. In November 2000, Eugene Science produced its first CholZero(TM) branded beverage product with CZ(TM)-S.

         NEXT GENERATION - CZ(TM)-H.

         CZ(TM)-H is also a plant sterol ester form which is water soluble and transparent in water. Like the other CZ(TM) Series ingredients, it has a cholesterol-lowering effect upon ingestion by blocking the absorption of cholesterol in the intestine, and can be added to water-based products.


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         SUPPLEMENTAL PRODUCTS

         In addition to our CZ(TM) Series and CholZero(TM) branded products, we currently distribute "DG Oil" (a functional cooking oil with body fat lowering effect manufactured by OnBio Corporation), animal feed, pet shampoo and deodorant in Korea. From January 2004 through March 2005 the majority of our revenue was from the sale of raw cooking oil to OnBio Corporation. We obtained our raw cooking oil on favorable terms pursuant to a contract with a Korean supplier. In March of 2005 we determined that it was in the Company's best interest to cease its distribution of raw cooking oil and assigned its supply contract to OnBio Corporation. Our Chief Executive Officer and significant stockholder, Dr. Noh, is also the Chief Executive Officer and a significant stockholder of OnBio Corporation. The distribution of the raw cooking oil and supplemental products provided necessary cash flow during our development stage, and the sale of our supplemental products continues to support the costs of the research, development and marketing of our CZ(TM) Series ingredients and nutraceuticals and CholZero branded products.

RESEARCH AND DEVELOPMENT

         We invested approximately $1,059,064 and $401,599 in research and development of new products during our fiscal years ending December 31, 2003 and 2004, respectively. In addition to refining the manufacturing processes for our CZ(TM) series products, we continue to perform research and development on other dietary supplements and nutraceuticals, including Steroid Hormone Intermediate (AD/ADD)

         Eugene Science has developed a microbial conversion technology for steroid hormone intermediates called AD/ADD. The production of chemicals utilizing microbial conversion technology is cost-effective (since it produces less inactive isomers than the chemical synthesis and therefore entails less purification costs.) and environment-friendly. AD/ADD is used as a raw material in steroid hormones such as Androgen, Estrogen, gluco-corticoids and mineral-corticoids. We have completed the development of the microbial strain used to establish the AD/ADD manufacturing process which secures an economically efficient level of production.

INTELLECTUAL PROPERTY PROTECTION

         We regard our technology as proprietary and attempt to protect it by relying on patent, trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. We currently have thirty-one (31) patents or patents pending in the U.S., Japan, Europe, China, Korea, Taiwan, Australia and Brazil, and anticipate that patents will become a significant part of our intellectual property in the foreseeable future. We currently have patents, or have applied for patents for for the following CZ(TM) Series additives and manufacturing processes in the following countries:

         ------------ ----------------------------------------------------------

         CZ(TM)-L     Korea
         ------------ ----------------------------------------------------------

         CZ(TM)-S     Korea,  Japan,  and an International  Patent  (application only) (covering the United States, Europe, China, Australia, Brazil, India and Singapore)
         ------------ ----------------------------------------------------------

         CZ(TM)-H     Korea (application only)
         ------------ ----------------------------------------------------------

         We generally enter into confidentiality or license agreements with our employees and consultants, and control access to and distribution of our documentation and other proprietary information. Despite


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these  precautions,  it may be possible  for a third party to copy or  otherwise obtain and use our proprietary information without authorization or to develop similar technology independently. We intend to pursue the registration of our trademarks, CZ(TM) and CholZero(TM) in the United States and internationally.

GOVERNMENT REGULATION

         Our CZ(TM) Series additives, and CholZero(TM) branded products contain additives that are generally regulated by governmental agencies of the countries in which they are sold. To date, we have only distributed our products in Korea and Japan. We intend to begin distribution of our CZ(TM)-S additive and CholZero(TM) products containing our CZ(TM)-S additive in the United States immediately upon the approval of the "Generally Recognized as Safe" FDA application.

         KOREA

         In May 2005, plant sterols, the main ingredient of our CZ(TM) Series additives were formally approved as a health function food ingredient by the Korean Food & Drug Administration, making it possible for us to advertise the cholesterol-lowering function of our CZ(TM) Series additives and food enriched with CZ(TM) Series additives. Because plant sterol is registered as a health functional food material, we do not have to apply for any additional approvals for our plant sterol products if they comply with requirements of the Amendment of Health Functional Food Standards.

         JAPAN

         In Japan the government allows "FOSHU" (Foods for Specified Health Use) marks for products showing scientifically proven health functions. Marks are authorized for use pursuant to the requirements of the Nutrition Improvement Act of 1994 and Food Sanitation Act of 1991. Any plant sterol-containing food showing more than 5% of cholesterol-lowering efficacy through its clinical test is allowed to claim its health benefit of plant sterols in the food label according to "FOSHU" law. None of our current products are permitted to be sold with a FOSHU mark at this time. We anticipate beginning the process of applying for the use of such mark for our CZ(TM) Series additives in the near future.

         UNITED STATES

         The United States Food and Drug Administration ("U.S. FDA") regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be misbranded.

         In 1994, the Dietary Supplement Health and Education Act ("DSHEA"), which amended the Federal Food, Drug, and Cosmetic Act, created a new regulatory framework for the safety and labeling of dietary supplements.

         Under DSHEA, a manufacturer or distributor must notify the U.S. FDA if it intends to market a dietary supplement in the United States that contains a "new dietary ingredient." The manufacturer (and distributor) must demonstrate to the U.S. FDA why the ingredient is reasonably expected to be safe for use in a dietary supplement, unless it has been recognized as a food substance and is present in the food supply. This type of demonstration is referred to as a "Generally Recognized as Safe" or "GRAS" application.

         In addition, the U.S. FDA has issued regulations that allow dietary supplement manufacturers to make three types of claims: 1) nutrient-content claims, 2) health claims, and 3) structure-function claims


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based upon DSHEA and specific food labeling laws. Under these laws, the U.S. FDA has specifically approved the claims that link Plant sterol/stanol esters and the reduced risk of coronary heart disease. In cooperation with our U.S.
distributor,   Archer-Daniels-Midland  Company  ("ADM"),  we  submitted  a  GRAS application to the U.S. FDA on July 14, 2005 for our CZ(TM)-S additive and expect to receive FDA approval no later than the first quarter of 2006.

         EUROPEAN MARKET

         The European Parliament and the Council of the European Union has approved plant sterols as cholesterol-lowering ingredients under the regulation
(EC) No. 258/97 of the European Parliament and of the Council of 27 January 1997 concerning novel foods and novel food ingredients. This approval allows us to make claims that products containing our CZ(TM) Series additives aid in reducing cholesterol in those markets.

REVENUES

         During its fiscal year ending December 31, 2003, Eugene Science generated revenues from sales of its CZ(TM) Series additives, CholZero(TM) branded products, and other products, including cooking oil, pet shampoo and deodorant in Korea and Japan. During its fiscal year ending December 31, 2004 and six months ended June 30, 2005, Eugene Science generated the large majority of revenues from sales of raw cooking oil to its affiliate, OnBio Corporation, and sales of pet shampoo and deodorant in Korea and Japan. In 2004, sales to three major customer accounted for 87% of total revenue.

MANUFACTURING

         We manufacture our own CZ(TM) Series additives, corn oil and animal feed at our facility in Bucheon, Korea. Our CholZero(TM) branded products are manufactured by third parties. We have several suppliers for our raw materials, however, only ADM, who supplies our raw plant sterol, is not easily replaceable. Pursuant to our strategic alliance agreement with ADM, we are obligated to use ADM's plant sterols when manufacturing products for the North American and European markets.

MARKET DEMOGRAPHIC

         The primary consumers of our CholZero(TM) branded products are health conscious individuals in their mid-30s and older. The same demographic is generally the target market for the food and supplement manufacturers to whom we market our CZ(TM) Series additives. Currently, we only sell our CholZero(TM) products and CZ(TM) Series additives in Korea and Japan.

MARKETING AND DISTRIBUTION

         Throughout our fiscal year ending December 31, 2004, and the six months ended June 30, 2005, approximately 90% of our revenue was derived from supplemental products, including the sale of raw cooking oil to our affiliate, OnBio Corporation. As of March, 2005, we no longer distribute raw cooking oil.

         To date, with respect to our nutraceutical and functional good products, we have focused on developing strong partnerships with large food and beverage manufacturers in Korea and Japan. We have engaged distributors familiar with their domestic markets, in each of Japan, Taiwan, North America and Europe.


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         In March 2002,  Eugene Science  entered into an exclusive  distribution agreement with Hokuyo Koeki Co. for the Japanese market. Currently, two products containing CZ(TM) additives are being manufactured in Japan (fermented soy milk and instant rice). We anticipate that three new products containing our CZ(TM)-S additive, will be launched by Japanese food manufacturers during the first quarter of 2006.

         In June 2005, we entered into a strategic alliance agreement with ADM for the exclusive marketing of CZ(TM) Series additives in North America and Europe. ADM has been assisting us in developing the market for CZ(TM) Series additives worldwide. ADM is one of the largest producers of plant sterol, which is the raw material of our CZ(TM) Series additives, and the company has a strong interest in increasing the value of plant sterol. Because we are obligated to purchase ADM's plant sterol as a raw material in the production of our CZ(TM) Series additives for use in North America and Europe, ADM will also benefit from the development of a strong market for CZ(TM) Series additives. We have also entered into an exclusive distribution agreement with Nutra Nanotech to distribute our CholZero(TM) capsules in the United States, primarily via television infomercials.

        As our presence grows in Japan, the United States, Europe and Korea, we expect to employ conventional methods of distribution to create awareness of our products, including the following:

         o Free samples: Our products will be available in the aisles of grocery stores and through third-party service providers for free sample testing.

         o Co-marketing: We intend to market our products through a combination of in-store and other form of advertising, including in-store advertising on high traffic area and traditional industry print, trade shows and targeted direct mail.

         o Viral Marketing: We intend to select distribution partners based on the value of their existing brand. We expect to be able to take advantage of the value of established brands by associating our CZ(TM) Series with such branded products in foreign markets and cooperating with our partners to establish public relations campaigns that create a sense of growing community and a grass-roots movement that promotes the use of functional foods.

COMPETITION

       Due to recently achieved commercial success of products such as Benecol margarine, the use of plant sterols as food supplements to reduce cholesterol has become an attractive and competitive market. We expect competition to intensify in the future. A range of cholesterol-lowering foods and dietary supplements are currently on the market, primarily in the United States and Europe, but we are not aware of any competitor's products that are water-soluble. However, the industry is characterized by intensive research and development activity. Our present competitors include the following nationally-known companies and smaller specialty manufacturers.

         Functional Foods:

                  Benecol (Raisio's joint venture with Johnson & Johnson), Take Control (Unilever), Aviva Heart Benefits (Novartis), Cheerios (General Mills), Ensemble (Kellogg), Health Source (Ross Products Division of Abbott Laboratories) and Quaker Oats (Quaker Oat Company).

         Dietary supplements:

                  LO-CHOL (Applied Plant Pharmaceuticals Inc.), Cholestin (Pharmanex), Kholestrol Blocker (Nutrition For Life International), EvolvE (Bionutrics), Kwai (Lichtwer Pharma) and Metamucil (Procter & Gamble).

         While other major companies have the financial and technical ability and greater resources than us to compete aggressively in the market for health products, we believe that, at present, we may have a competitive advantage over our competition because our plant sterol products have a wide variety of applications (including in water-based products) and are more efficient than many of our competitors' products at prohibiting cholesterol absorption due to the nano-size of plant sterol in our CZ(TM) Series additives.

EMPLOYEES

         As of August 31, 2005, we employed 26 people on a full-time basis. None of our employees are covered by an ongoing collective bargaining agreement with us and we believe that our relationship with our employees is good.

FILING STATUS

         We file reports with the Securities and Exchange Commission the ("SEC"). We make available on our website (www.eugene21.com) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. You can also read and copy any materials we file with the Commission at its' Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. You can obtain additional information about the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, including us.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

         OVERVIEW

         We were incorporated on August 26, 1998 under the name Orcas Ltd., under the laws of the State of Delaware. As Orcas Ltd., we were in the business of building and promoting arcade video games and vending machines. We underwent a reverse merger and abandoned this enterprise to develop a loyalty reward program based in Taipei, Taiwan, and changed our name to Ezcomm Inc. to reflect this change in business. We were unable to raise enough capital to finance the research and development of our proposed consumer incentive and loyalty program in Asia and all efforts to develop the business were abandoned in January 2001. We remained inactive until July 2004, when we changed our name to Ezcomm Enterprises, Inc. and began to consider and investigate potential business opportunities, including an acquisition by merger. On September 30, 2005, we acquired Eugene Science pursuant to the terms of the Exchange Agreement. The Exchange Transaction was accounted for as a reverse merger (recapitalization) with Eugene Science deemed to be the accounting acquirer, and us as the legal acquirer. Accordingly, the historical financial information presented in future financial statements will be that of Eugene Science as adjusted to give effect to any difference in the par value of ours and Eugene Science's stock with an offset to capital in excess of par value. The basis of the assets, liabilities and retained earnings of Eugene Science, the accounting acquirer, have been carried over in the recapitalization. Upon the closing of the Exchange Transaction we became a global biotechnology company that develops, manufactures and markets nutraceuticals, or functional foods that offer health-promoting advantages beyond that of nutrition. Our primary products are our plant sterol products, including CZ(TM) Series of food additives, and our CholZero(TM) branded beverages and capsules.

         GOING CONCERN

         Our independent auditor has expressed substantial doubt as to our ability to continue as a going concern, in its report for the year ended December 31, 2004, and the six months ended June 30, 2005, based on significant operating losses that we incurred and the fact that we do not have adequate working capital to finance our day-to-day operations.

         The Company's continued existence depends upon the success of management's efforts to raise additional capital necessary to meet the Company's obligations as they come due and to obtain sufficient capital to execute its business plan. The Company intends to obtain capital primarily through issuances of debt or equity. There can be no degree of assurance that the Company will be successful in completing additional financing transactions.

         If we cannot obtain adequate funding or achieve revenues from the sale of our products, we could be required to significantly curtail or even shutdown our operations.

         RESULTS OF OPERATIONS

         Because Eugene Science's owners as a group retained or received the larger portion of the voting rights in the Company after the Exchange Transaction and Eugene Science's senior management represents a majority of the senior management of the combined entity, Eugene Science was considered the acquirer for accounting purposes. Therefore, the information set forth below has been derived from Eugene Science's financial statements accompanying this Report. This information should be read in conjunction with such financial statements and the notes thereto.

         REVENUES

                            TWELVE MONTHS ENDED             SIX MONTHS ENDED
                                DECEMBER 31,                    JUNE 30,
                         -------------------------     -------------------------
                            2003           2004           2004           2005
                         ----------     ----------     ----------     ----------

Manufacturing ......     $3,746,415     $2,328,320     $  497,875     $   50,593
Merchandise ........      1,085,474        528,604        128,804         48,450
   Total revenues ..     $4,831,889     $2,856,924     $  626,679     $   99,043


         FISCAL YEAR 2004 COMPARED TO FISCAL YEAR 2003

         Our sales of raw cooking oil, CZ(TM) Series additives, animal feed, and CholZero(TM) branded products, including beverages and capsules, are accounted for as manufacturing revenues. Our sales of CholZero(TM) cooking oil (our branded version of DG Oil), deodorants other non-functional food products are accounted for as merchandise revenues.

         We experienced a 41% decrease in our revenues for our fiscal year ended December 31, 2004 ("Fiscal 2004") as compared to our fiscal year ended December 31, 2003 ("Fiscal 2003"). Such decrease is attributable primarily to the fact that no sales of CZ(TM) Series additives were made in Japan in Fiscal 2004. Our Japanese distributor purchased $1,317,247 of our CZ(TM)

Series additives in Fiscal 2003, and distributed from this stock throughout 2004. We project that our Japanese distributor's stock of CZ(TM) Series will need to be replenished during late 2005 or early 2006 as a result of the anticipated release of several new functional food products containing our CZ(TM) Series additives in early 2006. Revenues from our CholZero(TM) branded products were $64,766 for Fiscal 2004, which is a decrease of $1,106,488 from Fiscal 2003. The decrease is primarily a result of the decreased sales of CholZero(TM) beverages in 2004 in the Korean market, as described below. We also experienced a decrease in sales in Korea due to a generally sluggish consumer market. Approximately 90% of our revenues in 2004 were derived from the sale of our supplemental products, including the sale of raw cooking oil to our affiliate, OnBio Corporation.

         In Fiscal 2003, we marketed our CholZero(TM) beverages as general beverages, without any claims of functional health benefits related to the plant sterol ingredients. When our sales began to decrease due to the sluggish Korean market and decrease in general consumption, we decided to temporarily stop marketing our CholZero(TM) beverages in the Korean market. We determined that it would be beneficial to delay our investment in aggressive marketing activities until the anticipated approval of an amendment to the Korean Functional Health Food Law that would register plant sterol as functional health food. In May 2005, the Amendment Functional Health Food Law of 2005 was adopted. The Amendment allows us to market our CholZero(TM) branded products as a functional health food and to include claims of health benefits with respect to the product's plant sterol ingredients. We anticipate that sales of our CholZero(TM) branded products will increase in our fiscal year 2005 due to both the amendment of the Korean Functional Health Food Law and our engagement of Nutra Nano Tech, as our exclusive distributor of CholZero(TM) capsules throughout the United States. Nutra Nano Tech will primarily distribute our CholZero(TM) capsules through television infomercials. We anticipate that sales of CholZero(TM) capsules in the United States will begin in February 2006.

         We anticipate that sales of our products during the second half of 2005 and in 2006 will increase as a result of our ability to make health claims with respect to our CZ(TM) Series additives and CholZero(TM) products in Korea after enactment of the Amendment of Health Functional Food Standards, and upon the anticipated approval of our "Generally Recognized as Safe" application with the U.S. FDA for our CZ(TM)-S additive in the United States. We have engaged ADM as our exclusive distributor of CZ(TM) Series additives in North America and Europe and have authorized ADM to manage our U.S. FDA approval process in the United States.

         SIX MONTHS  ENDED JUNE 30, 2005  COMPARED TO SIX MONTHS  ENDED JUNE 30,
         2004

         There was a 67% decrease in our revenues for our six months ended June 30, 2005 as compared to the comparable period in 2004. Such decrease is attributable primarily to the assignment of our raw cooking oil supply contract to our affiliate, OnBio Corporation in March 2005. During the six months ended June 30, 2004, approximately 40% of our revenues were derived from the sale of raw cooking oil to OnBio Corporation. In March 2004 we assigned our raw cooking oil supply contract to OnBio Corporation as part of our plan to eliminate businesses unrelated to our primary nutraceutical business. After such assignment, our revenues were derived entirely from our remaining supplemental products.

         OPERATING EXPENSES

         COST OF SALES

                            TWELVE MONTHS ENDED             SIX MONTHS ENDED
                                DECEMBER 31,                    JUNE 30,
                         -------------------------     -------------------------
                            2003           2004           2004           2005
                         ----------     ----------     ----------     ----------

Cost of Sales
     Manufacturing .     $3,515,733     $2,225,390     $1,152,737     $  238,229
     Merchandise ...     $  945,648     $  806,040     $  337,834     $  175,741

         For Fiscal 2004, our cost of sales consisted primarily of $1,419,128 of corn oil production costs paid to a third party manufacturer. Our gross loss for Fiscal 2004 was approximately 6.1% of the gross revenue, as compared to a gross profit margin of 7.7% in Fiscal 2003. The decline in gross margin is due, in part, to the partial return of the CZ(TM) Series additives from our Japanese distributor due to the expiration of the additive's stated shelf life. The returns were reflected as a cost of sales in Fiscal 2004.

         Our gross profit margin for the six month period ended June 30, 2005 was approximately 19.9%, as compared to 5% for the comparable 2004 period. The increase was due primarily to the write-off of the returns from our Japanese distributor discussed above, which were recorded as a cost of sales in the first half of 2004.

         EXPENSES

         We had a $1,245,906 decline in expenses in Fiscal 2004 as compared to Fiscal 2003 due primarily to a decrease in salaries, benefits and retirement allowance ($173,519), a decrease in investment in Research and Development activities ($657,465), a decrease in bad debts ($169,228), a decrease in rent expense ($64,995), and a decrease in office & general expenses ($131,564) after moving our offices from Seoul to Bucheon, offset by an increase in our depreciation expenses. The increase in depreciation expenses is due to the fact that, because we did not produce our CZ(TM) Series additives or CholZero(TM) products during 2005, depreciation of our manufacturing equipment was categorized as a depreciation expenses instead of a cost of sales, as it was in prior years when such equipment was actually used for production. The decrease in our salaries, benefits and retirement allowance expense resulted, in part, from the move of our headquarters office from Seoul to Bucheon. Several employees left the company due to the resulting extended commute time and environmental changes.

         We had a $86,871 decline in expenses in the six month period ending June 30, 2005 as compared to the comparable period in 2004. The decline resulted in part from a decline in advertising, promotion and entertainment expenses resulting from a decision to cease marketing our CholZero(TM) products until the approval of plant sterols and stanols as a health function food ingredient by the Korean Food & Drug Administration. The decline in expenses during our six months ended June 30, 2005 is was also a result of a decline in office and general expenses due to our move from Seoul and decrease in number of employees. The decrease in expenses was offset by an increase in professional fees and travel expenses in the amount of $51,985 and $57,552, respectively, as a result of increased accounting fees and costs for travel to the United States in connection with the Exchange Transaction.

         Expenses for the balance of 2005 are expected to increase as a result of an increase of sales and an increase in number of employees. Professional fees are also expected to increase in the second half of

2005 due to the legal and accounting expenses involved with the Exchange Transaction and our transition to reporting company status as a result of the Exchange Transaction.

         OTHER INCOME (EXPENSE)

                                          TWELVE MONTHS ENDED                SIX MONTHS ENDED
                                              DECEMBER 31,                       JUNE 30,
                                     ----------------------------      ----------------------------
                                         2003             2004             2004             2005
                                     -----------      -----------      -----------      -----------
Net rental income ..............     $   107,519      $   142,178      $    70,859      $    72,505
Miscellaneous income (loss) ....          73,744            7,488          (54,807)          16,268
Financing fees .................            --            (57,731)            --               --
Interest expense -net ..........        (651,605)      (1,229,901)        (482,002)        (835,351)
Interest - Other ...............            --           (151,141)            --               --
Loss of disposition of equipment        (101,370)            --               (902)         (10,759)
Loss on write down of equipment             --             (9,938)            --               --
                                     -----------      -----------      -----------      -----------
   Total other income (expense)      $  (571,712)     $(1,299,045)     $  (466,852)     $  (757,337)

         The increase in interest expense-net, in Fiscal 2004 compared to Fiscal 2003 is primarily attributable to an increase in interest due on loans in default, which also resulted in an increase in interest expense-net in the six months ended June 30, 2005 as compared to the same period in 2004.

         All of our bank loans, except for our loan from the National Agricultural Cooperative Federation, were in default as of December 31, 2004 and remained in default as of June 30, 2005. The interest rate on such loans ranges from 15% to 18%. We are currently in negotiations with these lenders to settle our outstanding debts.

         LIQUIDITY AND CAPITAL RESOURCES

         As of December 31, 2004, we had cash and cash equivalents of approximately $36,681. As of December 31, 2004, we had negative working capital of approximately $12,502,194. As of June 30, 2005, we had cash and cash equivalents of approximately $58,018 and negative working capital of approximately $13,133,204. We expect a significant use of cash during the balance of fiscal year 2005 as we expand our marketing and distribution operations.

         CASH FLOWS

         We currently satisfy our working capital requirements primarily through cash flows generated from operations, bank loans and sales of equity and debt securities. For the twelve months ended December 31, 2004, we had a net decrease in cash of approximately $661,269. Cash flows from operating, financing and investing activities for Fiscal 2003 and Fiscal 2004, and the six months ended June 30, 2004 and 2005 are summarized in the following table:

                                            TWELVE MONTHS ENDED             SIX MONTHS ENDED
                                                DECEMBER 31,                    JUNE 30,
                                         -------------------------     -------------------------
                                            2003           2004           2004           2005
                                         ----------     ----------     ----------     ----------
ACTIVITY

Operating activities ...............     $(291,060)     $ (61,638)     $ 381,200      $(530,216)
Investing activities ...............        68,613       (299,498)      (406,073)        30,913
Financing activities ...............      (274,609)      (339,392)      (200,535)       521,292
   Foreign Exchange on Cash and
      Cash Equivalents .............         2,942         39,259         21,070           (652)
   Net increase (decrease) in cash .     $(494,114)     $(661,269)     $(204,338)     $  21,337


         OPERATING ACTIVITIES

                  FISCAL YEAR 2004 COMPARED TO FISCAL YEAR 2003

         The net cash used in operating activities decreased 78.9% to $61,638 in Fiscal 2004, compared to $291,060 in Fiscal 2003. This decrease of $877,832 resulted primarily from the receipt of an advance payment of $1,768,344 upon the execution of an agreement in 2004 to sell our real property in Korea to Wando Seafood Distribution Co. Ltd. in January, 2009, offset by an increase in our accounts receivable during 2004 as a result of extension of payment terms for our largest customers.

                  SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO SIX MONTHS ENDED JUNE 30, 2004

         The net cash used in operating activities was $530,216 in the six months ended June 30, 2005, compared to net cash provided by operating activities of $381,200 in the comparable period in 2004. This difference primarily reflects the fact that we received a one-time advance payment of $1,768,344 upon the execution of an agreement during the six months ended June 30, 2004 in conjunction with the sale of its real property in Korea to Wando Seafood Distribution Co. Ltd. The impact of this one-time advance payment was offset by a significant increase in accounts payable during the first six months of 2005.

         INVESTING ACTIVITIES

                  FISCAL YEAR 2004 COMPARED TO FISCAL YEAR 2003

         The net cash used in investing activities was $299,498 in Fiscal 2004, compared to net cash provided of $68,613 in Fiscal 2003. The increase in net cash used reflects a decrease in cash flows from investments and an increase in cash spent on property and equipment in 2004. The $299,498 of cash used in investing activities during Fiscal 2004 was due primarily to the purchase of $274,164 of property, plant and equipment, including manufacturing machinery.

                  SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO SIX MONTHS ENDED JUNE 30, 2004

         The net cash provided by investing activities was $30,913 in the six months ended June 30, 2005, compared to net cash used of $406,073 during the comparable period in 2004. The difference reflects an increase in cash flow from investments and a decrease in cash spent on property and equipment in 2005.

         FINANCING ACTIVITIES

                  FISCAL YEAR 2004 COMPARED TO FISCAL YEAR 2003

         The net cash used in financing activities increased 24% to $339,932 in Fiscal 2004, compared to $274,609 in Fiscal 2003. The increase in net cash used in financing activities between the periods resulted primarily from the elimination of our obligations under our convertible debentures and an increase in advances made to one of our affiliates, offset by our default on our bank loans.

                  SIX MONTHS ENDED JUNE 30, 2005 COMPARED TO SIX MONTHS ENDED JUNE 30, 2004

         The net cash generated by financing activities was $521,293 in the six months ended June 30, 2005, compared to net cash used of $200,535 for the comparable period in 2004. This difference resulted primarily from the sale of stock during 2005.

         BANK LOANS

         Since 1999 we have borrowed the principal amount of $3,889,259 from Industrial Bank of Korea. These loans bear interest at 4.5% to 18% and are due on demand. A portion of these loans was secured by our real property. Loans in the aggregate principal amount of $1,301,919 are guaranteed by the Korea Technology Credit Guarantee Fund, a government-operated fund. At June 30, 2005, the principal balance and accrued interest on these loans was approximately $4,944,312.

         At December 2004, we were in default under these loans and, as such, at December 31, 2004, the bank requested that our real property be auctioned to repay the loan. Industrial Bank of Korea has since agreed to cancel the auction and released our property as security upon the payment by us of administrative costs of $173,000. We are currently in negotiations with Industrial Bank of Korea to settle our outstanding debts. In December, 2004 we obtained a short-term loan from the National Agricultural Cooperative Federation ("NACF") in the principal amount of $1,946,105. This loan has an interest rate of 4.6% and is due on December 22, 2005. This loan is guaranteed by Korea Technology Credit Guarantee Fund ("KOTEC"). At June 30, 2005, the principal balance and accrued interest on this loan was $1,967,859.

         In September 2002, we obtained a short-term loan from ChoHeung Bank in the principal amount of $278,805. This loan has an interest rate of 9.5%, was due on August 1, 2004, and was personally guaranteed by our Chief Executive Officer. At June 30, 2005, we were in default under this loan and the principal balance and accrued interest due was approximately $388,223. We are currently in negotiations with ChoHueng Bank to settle our outstanding debts.

         In July 2001 and December 2002, we entered into loan arrangements with Kookmin Bank. Each loan was for $1,000,000, was unsecured, and had interest rates of 6.22% and 11.22%, respectively. Both loans were due on November 15, 2004. At June 30, 2005 we were in default under both loans and the principal and accrued interest due was approximately $1,758,129. We are currently in negotiations with Kookmin Bank to settle our outstanding debts.

         NOTES PAYABLE

         On October 9, 2004, we issued to KOTEC a note in connection with its payout as guarantor of our Convertible Debenture described above. The Note bears interest at 21% per annum, is guaranteed by our Chief Executive Officer, and is due on demand. To date, no demands for payment have been made. At June 30, 2005, the balance of the note was approximately $2,302,494. Interest payments on the note are classified in our financial statements as Accounts Payable.

         In April, 2002 we issued to Korean Institute of Industrial Technology Evaluation and Planning a non-interest bearing note in the amount of $44,463. The note was due on demand. The note was paid in full in January 2005.

         In February 2004 we issued a note bearing 9% interest to Luxware Co., Ltd. in the principle amount of $68,257. The note was paid in full in March 2005.

         In October, we issued a note bearing 9% interest to Jae Ho Lee, the President of UcoleBio Corp., our 73% owned subsidiary. The note was due on demand and the remaining balance of this loan was $47,772 at June 30, 2005.

         In February, 2002, we issued a note of $100,000 bearing 8% interest to Kyungioils.co, Ltd. The note was due on demand and the remaining balance of this loan was $18,102 at June 30, 2005.

         In January, 2002, we issued a note in the principal amount of $846,835 to KTB Network. The note bore interest at 10.2% percent, was due in full in December 2004 and was guaranteed by the Industrial Bank of Korea. We defaulted on periodic payments due under the note in June 2004 and the guarantor, Industrial Bank of Korea agreed to assume the note and make payments thereunder.

         CONVERTIBLE DEBENTURES

         On October 9, 2001, we issued to KOTEC a convertible debenture in the principal amount of $1,950,200. At December 31, 2003, the Convertible Debenture had a face value of $1,666,791, a guarantee yield of 8.64% per annum on maturity, and an annual coupon rate of 3% payable quarterly. The debenture was convertible into a maximum of 1,538,460 shares of common stock at any time prior to three business days before the maturity date of October 9, 2004. During 2004, we defaulted on the repayment of the Convertible Debenture and its guarantor, KOTEC repaid the balance on our behalf.

         GOVERNMENT LOANS

         On March 2, 2003, we received a non-interest bearing, unsecured government loan from in the principal amount of $61,779. The loan must be repaid in three annual installments of $20,593, beginning February 26, 2004 and matures in its entirety in February 2006. At June 30, 2005, we were $41,186 in arrears under this loan arrangement.

         We received a $316,181 government loan in connection with a certain research and development projects over the period from 1999 to 2002. The project was not successful, and we are therefore obligated to refund to the government the principal amount of the loan.

         In 2001 we received a $225,984 loan and $12,676 loan, and in 2003 we received a $77,520 loan, from the Ministry of Commerce, Industry and Energy in connection with a research and development project related to the development of a protein chip. At June 30, 2005, the loans remained outstanding and were not due, pending conclusion of the funded research.

         OTHER LOANS

         We received a loan in the principal amount of $63,382 from our customer, Sim chon, Co., Ltd, in December, 2004. The loan is non-interest bearing and due on demand. The principal of $29,502 was repaid during the first half of 2005. As of June 30, 2005, the balance of the loan was $33,880.

         RELATED PARTY TRANSACTIONS

         See "Certain Relationships and Related Party Transactions" included elsewhere in this report for a full description of transactions to which we were or will be a party, in which the amount involved exceeds $60,000, and in which any director, executive officer, stockholder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

CRITICAL ACCOUNTING POLICIES

         Our financial position, results of operations and cash flows are impacted by the accounting policies we have adopted. In order to get a full understanding of our financial statements, one must have a clear understanding of the accounting policies employed. A summary of our critical accounting policies follows:

         BASIS OF PRESENTATION. The consolidated financial statements include the accounts of Eugene Science, Inc. and our 74% owned subsidiary, UcoleBio Corp. Intercompany accounts and transactions have been eliminated on consolidation. These consolidated financial statements reflect all adjustments, which are, in the opinion of management, necessary for a fair presentation of the results for the year.

         UNIT OF MEASUREMENT. The U.S. Dollar has been used as the unit of measurement in our consolidated financial statements.

         USE OF  ESTIMATES.  Preparation  of financial  statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions we may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

         REVENUE RECOGNITION. We generate revenues from sales of manufactured goods and merchandise, as well as rental of the company's buildings. Revenues from products sales are recognized in accordance with Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB No. 101") when delivery has occurred provided there is persuasive evidence of an agreement, the fee is fixed or determinable and collection of the related receivable is probable.

         GOVERNMENT GRANTS. Government grants are recognized as income over the periods necessary to match them with the related costs that they are intended to compensate.

         CURRENCY TRANSLATION. Our functional currency is Korean Won. Adjustments to translate those statements into U.S. Dollars at the balance sheet date are recorded in other comprehensive income. Foreign currency transactions of the Korean operation have been translated to Korean Won at the rate prevailing at the time of the transaction. Realized foreign exchange gains and losses have been charged to income in the year.

         CASH AND EQUIVALENTS. Highly liquid investments with maturities of three months or less when purchased are considered cash equivalents and recorded at cost, which approximates fair value.

         PROPERTIES AND EQUIPMENT. Properties and equipment are stated at cost. Major renewals and betterments are capitalized and expenditures for repairs and maintenance are charges to expense as incurred. Depreciation is computed using the straight-line method over the following periods:

         Building                   20-40 years
         Machinery                  10 years
         Vehicles                   5 years
         Furniture and equipment    3-5 years

         INTANGIBLE  ASSETS.   Intangible  assets  such  as  cost  of  obtaining
industrial rights and patents are stated at cost, net of depreciation computed using the straight-line method over 5 to 10 years.

         INVENTORIES. Inventories are stated at the lower of cost or net realizable value. Net realizable value is determined by deducting selling expenses from selling price. The cost of inventories is determined on the first-in first-out method, except for materials-intransit for which the specific identification method is used.

         INVESTMENTS. Investments in available-for-sale securities are being recorded in accordance with FAS-115 "Accounting for Certain Investments in Debt and Equity Securities". Equity securities that are not held principally for the purpose of selling in the near term are reported at fair market value with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

         FINANCIAL INSTRUMENTS. Fair values of cash equivalents, short-term and long-term investments and short-term debt approximate cost. The estimated fair values of other financial instruments, including debt, equity and risk management  instruments,  have been  determined  using  market  information  and valuation methodologies, primarily discounted cash flow analysis. These estimates require considerable judgment in interpreting market data, and changes in assumptions or estimation methods could significantly affect the fair value estimates.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an amendment of ARB No. 43, Chapter 4" (Statement 151). This statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). As currently worded in ARB 43, Chapter 4, the term "so abnormal" was not defined and its application could lead to unnecessary noncomparability of financial reporting. This Statement eliminates that term and requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The adoption of Statement 151 will not have a material impact on our consolidated financial statements.

         In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29" (Statement 153). This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of FAS 153 will not have a material impact on the our consolidated financial statements.

         In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment" (Statement 123R). This Statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which the employee is required to provide service in exchange for the award requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. Employee share purchase plans will not result in recognition of compensation cost if certain conditions are met; those conditions are much the same as the related conditions in Statement 123. This Statement is effective for public entities that do not file as a small business issuers as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. This Statement applies to all awards granted after the required effective date and to awards modified, repurchased, or cancelled after that date. The cumulative effect of initially applying this Statement, if any, is recognized as of the required effective date and is not expected to have a material impact on our consolidated financial statements.

YOU  SHOULD  CAREFULLY  CONSIDER  THE  FOLLOWING  RISK  FACTORS  AND  ALL  OTHER
INFORMATION CONTAINED IN THIS REPORT BEFORE PURCHASING SHARES OF OUR COMMON STOCK. INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. IF ANY OF THE FOLLOWING EVENTS OR OUTCOMES ACTUALLY OCCURS, OUR BUSINESS OPERATING RESULTS AND FINANCIAL CONDITION WOULD LIKELY SUFFER. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF THE MONEY YOU PAID TO PURCHASE OUR COMMON STOCK.

                                  RISK FACTORS

                          RISKS RELATED TO OUR BUSINESS

OUR AUDITORS HAVE A GOING CONCERN QUALIFICATION IN THEIR OPINION CONTAINED IN OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS WHICH RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         As a result of our substantial historical operating losses, limited revenues and working capital and our capital needs, our auditors added a going concern qualification (explanatory paragraph) in their report contained in our audited consolidated financial statements for the fiscal year ended December 31, 2004 which raises substantial doubt about our ability to continue as a going concern. While we have relied principally in the past on external financing to provide liquidity and capital resources for our operations, we can provide no assurances that cash generated from operations together with cash received in the future from external financing will be sufficient to enable us to continue as a going concern.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL AND IT MAY NOT BE AVAILABLE TO US ON FAVORABLE TERMS OR AT ALL; INABILITY TO OBTAIN ANY NEEDED ADDITIONAL CAPITAL ON FAVORABLE TERMS COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         We will need to raise additional capital over the next twelve months to
support  our  operations,   meet   competitive   pressures   and/or  respond  to
unanticipated requirements during and beyond that period.

While there are no definitive arrangements with respect to sources of additional financing, management is optimistic that these funds can be raised through debt and/or equity offerings. However, our inability to obtain additional financing, when needed or on favorable terms, could materially adversely affect our business, results of operations and financial condition and could cause us to curtail or cease operations.

WE MAY FAIL TO ESTABLISH OR CULTIVATE STRATEGIC RELATIONSHIPS TO EXPAND OUR BUSINESS.

       We intend to develop our business model and build our business initially through strategic relationships with large manufacturers. We may not be able successfully to form or manage such relationships, and if not, our ability to execute our business plan will be at risk. Further, if these partnerships are formed but are not successful in their execution, further revenue derived from sales of patented products may not materialize.

BECAUSE WE RELY ON A LIMITED NUMBER CUSTOMERS, ANY REDUCTION IN ORDERS FROM ANY SINGLE CUSTOMER WOULD HARM OUR BUSINESS.

         In Fiscal 2004, sales to three major customers accounted for 87% of our total revenue. We may fail to capture a share of the market for such products. Because we are dependent on a limited number of customers, any decrease or elimination of such customer's purchases could materially harm our business.

WE FACE PRODUCT LIABILITY RISKS AND MAY NOT BE ABLE TO OBTAIN ADEQUATE INSURANCE TO PROTECT OURSELVES AGAINST LOSSES.

         We maintain liability insurance with policy limits generally of $200,000 per occurrence and $200,000 per year. Our insurance coverage includes property, casualty, comprehensive general liability, and products liability insurance. We believe that our insurance coverage is adequate. The testing, marketing, and sale of health care products, however, entail an inherent risk of product liability. We cannot assure you that product liability claims relating to dietary supplement products will not be asserted against us, our licensees, or third parties with whom we operate. Many claims related to dietary supplements have already been brought against businesses in our industry. Further, we cannot assure you that such insurance will provide adequate coverage against any potential claims. A product liability claim or product recall could have a material adverse effect on our business, financial condition, or results of operations.

WE MAY EXPERIENCE DIFFICULTY IN ENTERING INTERNATIONAL MARKETS.

         The creation of strategic customer relationships and the marketing and sale of our functional nutrition technology/products could experience difficulty entering both the U.S. and additional international markets due to greater regulatory barriers, the necessity of adapting to new regulatory systems and problems related to entering new markets with different cultural bases and political systems. Operating in international markets exposes us to certain risks, including, among other things: (i) changes in or interpretations of foreign regulations that may limit our ability to sell certain products; (ii) exposure to currency fluctuations; (iii) the potential imposition of trade or foreign exchange restrictions or increased tariffs; and (iv) political instability. In addition, there can be no assurance that we will be able to enter into agreements with additional international marketing partners and thereby would limit the expansion of our revenue base.

WE RELY ON PATENTS, LICENSES AND INTELLECTUAL PROPERTY RIGHTS TO PROTECT OUR PROPRIETARY INTERESTS.

       Our success depends in part on our ability to obtain patents, licenses and other intellectual property rights covering its products. There can be no assurance that our licenses, patents and patent applications are sufficiently comprehensive to protect our products. The process of seeking further patent protection can be long and expensive, and there can be no assurance that we will have sufficient capital reserves to cover the expense of patent prosecution for their application or that all or even any patents will issue from currently pending or any future patent applications or that any of the patents when issued will be of sufficient scope or strength to provide meaningful protection or any commercial advantage to us. While we believe the bases on which patent applications were filed correspond to the patents that have been issued for composition and method of production and use and are reasonable given the issuance of the latter patents, there can be no assurance that the patents for which it has applied will be issued. We may be subject to or may be required to initiate interference proceedings with international patent and trademark authorities. Such proceedings could demand significant financial and management resources. We may receive communications alleging possible infringement of patents or other intellectual property rights of others. We believe that in most cases it could obtain necessary licenses or other rights on commercially reasonable terms, but it may be unable to do so. In addition, litigation could ensue or damages for any past infringements could be assessed. Litigation, which could result in substantial cost to and diversion of efforts by our management, may be necessary to enforce patents or our other intellectual property rights or to defend against claimed infringement of the rights of others. The failure to obtain necessary licenses or other rights or litigation arising out of infringement claims could have a material adverse effect on us.

OUR SUCCESS DEPENDS IN PART ON OUR SUCCESSFUL DEVELOPMENT AND SALE OF PRODUCTS CURRENTLY IN THE RESEARCH AND DEVELOPMENT STAGE.

         Many of our product candidates are still in the research and development stage. The successful development of new products is uncertain and subject to a number of significant risks. Potential products that appear to be promising at early states of development may not reach the market for a number of reasons, including but not limited to, the cost and time of development. Potential products may be found to be ineffective or cause harmful side effects, fail to receive necessary regulatory approvals, be difficult to manufacture on a large scale or be uneconomical or fail to achieve market acceptance. Additionally, our proprietary products may not be commercially available for a number of years, if at all.

         There can be no assurance that any of our products in development will be successfully developed or that we will achieve significant revenues from such products even if they are successfully developed. Our success is dependent upon our ability to develop and market our products on a timely basis. There can be no assurance that we will be successful in developing or marketing such products, or taking advantage of the perceived demand for such products. In addition, there can be no assurance that products or technologies developed by others will not render our products or technologies non-competitive or obsolete.

WE WILL RELY IN PART ON INTERNATIONAL SALES, WHICH ARE SUBJECT TO ADDITIONAL RISKS.

         International sales may account for a significant portion of our revenues. International sales can be subject to many inherent risks that are difficult or impossible for us to predict or control, including:

         o        unexpected changes in regulatory requirements and tariffs;
         o difficulties and costs associated with staffing and managing foreign operations, including foreign distributor relationships;
         o longer accounts receivable collection cycles in certain foreign countries;
         o        adverse economic or political changes;

         o        unexpected changes in regulatory requirements;
         o        more  limited  protection  for  intellectual  property in some countries;
         o changes in our international distribution network and direct sales force;
         o potential trade restrictions, exchange controls and import and export licensing requirements;
         o        potentially   adverse  tax  consequences  of  overlapping  tax
                  structure; and
         o        foreign currency fluctuations.

FAILURE TO ADEQUATELY EXPAND TO ADDRESS EXPANDING MARKET OPPORTUNITIES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

         We anticipate that a significant expansion of operations will be required to address potential market opportunities. There can be no assurances that we will expand our operations in a timely or sufficiently large manner to capitalize on these market opportunities. The anticipated substantial growth is expected to place a significant strain on our managerial, operational and financial resources and systems. While management believes it must implement, improve and effectively use our operational, management, research and development, marketing, financial and employee training systems to manage anticipated substantial growth, there can be no assurances that these practices will be successful.

WE DO NOT HAVE A SEPARATE STANDING AUDIT COMMITTEE, COMPENSATION COMMITTEE OR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE, SO THE DUTIES CUSTOMARILY DELEGATED TO THOSE COMMITTEES ARE PERFORMED BY THE BOARD OF DIRECTORS AS A WHOLE, AND NO DIRECTOR IS AN "AUDIT COMMITTEE FINANCIAL EXPERT" AS DEFINED BY THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION.

         Our Board of Directors consists of four members. The Board of Directors as a whole performs the functions of an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. None of the directors is considered "independent" under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, and neither qualifies as an audit committee financial expert as defined in Item 401 of Regulation S-B. Accordingly, we will not be able to list our common stock with a nationally recognized exchange until we recruit independent directors to the Board and restructure our Board to comply with various requirements currently in place by those self-regulating organizations, and as a result, it may be difficult for you to sell our common stock.

OUR BUSINESS IS SUBJECT TO THE POTENTIAL ADVERSE CONSEQUENCES OF EXCHANGE RATE FLUCTUATIONS.

         We expect to conduct business in various foreign currencies and will be exposed to market risk from changes in foreign currency exchange rates and interest rates. Fluctuations in exchange rates between the U.S. Dollar and such foreign currencies may have a material adverse effect on our business, results of operations, and financial condition and could specifically result in foreign exchange gains and losses. The impact of future exchange rate fluctuations on our operations cannot be accurately predicted. To the extent that the percentage of our non-U.S. Dollar revenue derived from international sales increases in the future, our exposure to risks associated with fluctuations in foreign exchange rates will increase further. Moreover, as a result of operating a manufacturing facility in South Korea, a substantial portion of our costs are and will continue to be denominated in the South Korean Won. Adverse changes in the exchange rates of the South Korean Won to the U.S. Dollar will affect our costs of goods sold and operating margins and could result in exchange losses.

THE  REQUIREMENTS  OF  THE  SARBANES-OXLEY   ACT,  INCLUDING  SECTION  404,  ARE
BURDENSOME, AND OUR FAILURE TO COMPLY WITH THEM COULD HAVE A MATERIAL ADVERSE AFFECT ON OUR BUSINESS AND STOCK PRICE.

         Except with respect to the adoption of our Code of Ethics and our compliance with certain requirements specifically applicable to our Annual Report on Form 10-KSB and our other periodic reports, our management has not commenced any specific procedures to comply with the requirements of the Sarbanes Oxley Act of 2002, including specifically, the process necessary to implement the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires our management to assess the effectiveness of our internal controls over financial reporting and include an assertion in our annual report as to the effectiveness of our controls. Beginning with our Annual Report on Form 10-KSB for the year ended December 31, 2007, unless otherwise amended by the Securities and Exchange Commission, our independent registered accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we maintained, in all material respects, effective internal controls over financial reporting as of December 31, 2007. Because of our management's lack of resources, and our limited operations, we have not commenced the process of preparing the system and process documentation, performing an evaluation of our internal controls required for our management to make this assessment and for the auditors to provide their attestation report, and accordingly, have not begun testing of the effectiveness of these internal controls. We expect that this process will require significant amounts of management time and resources, as well as higher expenses in the form of higher audit and review fees, higher legal fees and higher internal costs to document, test and potentially remediate internal controls. Accordingly, with respect to Section 404 in particular, there exists a significant risk that we will not be able to meet all the requirements of
Section 404 by the end of fiscal year 2007, when we are required to report on our internal controls and provide our auditor's opinion thereon. Additionally, even in the event we attempt to comply with Section 404, in the course of evaluation and testing, management may identify deficiencies that will need to be addressed and remediated, which could potentially have a material adverse
effect  on  our  stock  price  and  could  result  in   significant   additional
expenditures.

                          RISKS RELATED TO OUR INDUSTRY

OUR FAILURE TO COMPLY WITH CURRENT OR FUTURE GOVERNMENTAL REGULATIONS COULD ADVERSELY AFFECT OUR BUSINESS.

         The formulation, manufacturing, packaging, labeling, advertising, distribution, and sale of functional foods and food additives, such as those sold by us, are subject to regulation by a number of federal, state and local agencies, including the U.S. FDA, and the U.S. Federal Trade Commission ("FTC"), as well as government agencies in other countries where we may operate. Among other matters, this regulation is concerned with product safety and claims made with respect to a product's ability to provide health-related benefits. These agencies have a variety of procedures and enforcement remedies available to them, including the following:

         o        initiating investigations;
         o        issuing warning letters and cease and desist orders;
         o        requiring corrective labeling or advertising;
         o        requiring   consumer   redress,   such  as  requiring  that  a
                  Registrant offer to repurchase products previously sold to consumers;
         o        seeking injunctive relief or product seizures; and
         o        imposing civil penalties or commencing criminal prosecution.

         United States Federal and state agencies have in the past used these remedies in regulating participants in the dietary supplements industry, including the imposition by federal agencies of civil penalties in the millions of dollars against a few industry participants. In addition, publicity related to dietary supplements may result in increased regulatory scrutiny of the nutritional supplements industry.

         Our failure to comply with applicable laws could subject us to severe legal sanctions, which could have a material adverse effect on our business and results of operations. We cannot assure you that the regulatory environment in which we operate will not change or that such regulatory environment, or any specific action taken against us, will not result in a material adverse effect on our business and operations. We cannot assure you that a state will not interpret claims presumptively valid under federal law as illegal under that state's regulations, or that future FDA regulations or FTC decisions will not restrict the permissible scope of such claims. Additionally, we cannot assure you that such proceedings or investigations or any future proceedings or investigations will not have a material adverse effect on our business or operations.

WE MAY BE UNABLE TO COMPETE  EFFECTIVELY WITH COMPETITORS OF PERCEIVED COMPETING
TECHNOLOGIES  OR  DIRECT   COMPETITORS  THAT  MAY  ENTER  OUR  MARKET  WITH  NEW
TECHNOLOGIES.

         The market for our products is relatively new. Our ability to increase revenues and generate profitability is directly related to our ability to maintain a competitive advantage. We face potential direct competition from companies that may enter this market with new competing technologies and with greater financial, marketing and distribution resources than us. These greater resources could permit our competitors to introduce new products and implement extensive advertising and promotional programs, with which we may not be able to compete. As a result, we can provide no assurances that we will be able to compete effectively in the future.

IF OUR INDUSTRY RECEIVES UNFAVORABLE PUBLICITY, OUR BUSINESS COULD BE HARMED.

We believe the nutraceutical market is affected by media attention regarding the consumption of dietary supplements and functional goods. Future scientific research or publicity could be unfavorable to the functional nutrition market or any particular product, or inconsistent with earlier favorable research or publicity. Future reports of research that are perceived as less favorable or that question such earlier research could hurt our business. Because of our dependence upon consumer perceptions, adverse publicity associated with adverse effects resulting from the consumption of our products or any similar products distributed by other companies could also hurt our business. Such adverse publicity could arise even if the adverse effects associated with such products resulted from consumers' failure to consume such products as directed. In addition, we may not be able to counter the effects of negative publicity concerning the efficacy of our products.

                        RISKS RELATED TO OUR COMMON STOCK

WE HAVE A LIMITED TRADING VOLUME AND SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

         To date, we have had a very limited trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

OUR COMMON STOCK PRICE IS HIGHLY VOLATILE.

         The market price of our common stock is likely to be highly volatile as the stock market in general has been highly volatile.

         Factors that could cause such volatility in our common stock may include, among other things:

         o        actual or anticipated  fluctuations in our quarterly operating results;
         o        announcements of technological innovations;
         o        changes in financial estimates by securities analysts;
         o        conditions or trends in our industry; and
         o        changes  in  the  market   valuations   of  other   comparable
                  companies.

THE SALE OF OUR COMMON STOCK ON THE OVER-THE-COUNTER BULLETIN BOARD AND THE POTENTIAL DESIGNATION OF OUR COMMON STOCK AS A "PENNY STOCK" COULD IMPACT THE TRADING MARKET FOR OUR COMMON STOCK.

         Our securities, as traded on the Over-the-Counter Bulletin Board, will be subject to Securities and Exchange Commission rules that impose special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers to sell their securities in any market that might develop therefor.

         In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stock." Because our securities may constitute "penny stock" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of our common stock to sell our securities in any market that might develop for them.

         Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE DO NOT FORESEE PAYING DIVIDENDS IN THE NEAR FUTURE.

         We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future.

OFFICERS AND  DIRECTORS OWN A  SIGNIFICANT  PORTION OF OUR COMMON  STOCK,  WHICH
COULD  LIMIT  OUR  STOCKHOLDERS'   ABILITY  TO  INFLUENCE  THE  OUTCOME  OF  KEY
TRANSACTIONS.

       As of September 30, 2005, our officers and directors and their affiliates owned approximately 41.8% of our outstanding voting shares. As a result, our officers and directors are able to exert considerable influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors. The voting power of these stockholders could also discourage others from seeking to acquire control of us through the purchase of our common stock, which might depress the price of our common stock.

DESCRIPTION OF PROPERTY.

         Our executive offices, factory and research and development facility are located in Bucheon South Korea, where we own 116,962 square feet of land and 63,142 square feet of building space. In January, 2004, we entered into a Purchase Agreement to sell our land and building. The transfer of title pursuant to the Purchase Agreement is scheduled to occur on January 31, 2009. During Fiscal 2004, we received an advance payment of $1,768,344 on the property. Until legal transfer of the title in 2009, we are obligated to pay $4,400 monthly in cash to the purchaser. On any initial public offering, we are also required to provide shares based on an initial public offering price and the number of months since the agreement at $8,800 per month. After the initial public offering, we would be required to pay $13,200 in cash monthly.

         During Fiscal 2004 we defaulted on payments of certain bank loans secured by our land and building. The bank attempted to auction off our properties through court action. In addition, various creditors of the Company put provisional seizures on the properties to protect their loans. On July 4, 2005, the bank cancelled the auction of properties in exchange for the payment of its administrative costs in the amount of $173,000.

         We also currently own office space of 19,978 square feet in Seoul, Korea which we have leased to another party since moving our offices to Bucheon. The lease expires in 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth certain information regarding our common stock beneficially owned on September 30, 2005 for (i) each stockholder known to be the beneficial owner of 5% or more our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. At September 30, 2005, we had 308,159,748shares of common stock outstanding.

                                                   AMOUNT OF          PERCENT OF
                                                   BENEFICIAL         BENEFICIAL
          NAME OF BENEFICIAL OWNER                 OWNERSHIP          OWNERSHIP
-------------------------------------------       -----------        -----------

     DIRECTORS AND EXECUTIVE OFFICERS

Seung Kwon Noh (1)(2)......................       102,990,183           33.4%
Tony Kim (1)(3)............................        23,034,195            7.5%
Jae Hong Yoo (1)(4)........................         2,396,023            0.8%
Se Cheon Ahn (1)(5)........................           461,268            0.1%
Tae Hwan Lee (1)...........................                 0            0.0%

            OTHER 5% HOLDERS

H&Q Asia Pacific (1)(6)....................        27,641,034            9.0%
Telos, LLC (7).............................        23,034,195            7.5%

        MANAGEMENT AS A GROUP

All Executive Officers and Directors as a
   group (5 persons) (2)(3)(4)(5)..........       128,592,385           41.6%
----------
(1) Address is c/o Eugene Science, Inc, 16-7 Samjung-dong, Ojung-ku, Pucheon, Kyonggi.

(2) Includes (i) 7,274,535 shares beneficially owned by Dr. Noh's spouse, and (ii) 9,213,678 shares held by OnBio Corporation, an entity of which Dr. Noh is an executive officer and has an ownership interest.

(3) Consists of 23,034,195 shares of common stock held by Telos, LLC, an entity of which Mr. Kim is a director and executive officer and has an ownership interest. Mr. Kim may be deemed to beneficially own the shares held by Telos, LLC, but disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein.

(4) Includes 369,014 shares of common stock issuable upon exercise of outstanding stock options.

(5) Consists of 461,268 shares of common stock issuable upon exercise of outstanding stock options.

(6) Includes 1,500,000 shares held by APGF3 Korea Investment and 1,500,000 shares held by KGRF Korea Investment, both of which are affiliates of H&Q Asia Pacific.

(7) Address is 6300 Wilshire Blvd., Suite 1730, Los Angeles, California 90048. Mr. Kim is a director and executive officer and has an ownership interest in Telos, LLC.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Effective as of the Closing, Dr. Peter Braun resigned as our prior sole officer, and the following officers were appointed by the newly constituted Board of Directors:

            NAME                     AGE
            ----                     ---

         Seung Kwon Noh..........     44
         Tae Hwan Lee............     42
         Se Cheon Ahn............     43
         Jae Hong Yoo............     37

         DR. SEUNG KWON NOH founded Eugene and served as President and as a director of Eugene Science since its inception in July 1997 to present. Dr. Noh is also President and Chief Executive Officer of On-bio Inc., a company that manufactures functional cooking oil. Dr. Noh also serves a director of the Korea Bio-venture Association. Dr. Noh received a Bachelors of Arts degree in Microbiology from Seoul National University, a Masters of Science degree in Biological Engineering from the Korea Advanced Institute of Science and
Technology and a Masters of Science degree in Bio-technology from Durham University in the U.K.

         TAE HWAN LEE has served as Vice Present of Sale & Marketing for Eugene Sciences since March 2004. Prior to joining Eugene Science, Mr. Lee worked in sales and marketing for EucholBio Inc. from April 2003 to March 2004. From January 2002 to December 2002, Mr. Lee worked in marketing for IGM Inc. Prior to that, he provided marketing consulting services to JTB Planning Inc. from January 2000 through January 2002. Tae Hwan Lee received a Bachelors of Arts degree in Liberal Arts from Korea University.

         SE CHEON AHN served as Vice President of Production of Eugene Science since March 2004. Prior to being appointed Vice President, Mr. Ahn was Director of Production for Eugene Science from June 2001 through March 2004. Prior to joining Eugene Science, Mr. Ahn was Director of Products for Sindongbang Co., Ltd. from January 2000 to March 2001. Se Cheon Ahn received a Bachelors of Arts degree in Chemical Engineering from Hanyang University.

         JAE HONG YOO Mr. Yoo joined Eugene Science in 2002 and served as Senior Manager Human Resources and Finance Team. Prior to joining Eugene Science, Mr. Yoo served as a Manager of Human Resources for Interpark Co., Ltd.

         None of our newly appointed executive officers are party to any employment agreement with us. Each of Mr. Lee, Mr. Ahn and Mr. Yoo are party to employment agreements with Eugene Science, our majority-owned subsidiary.

         At the Closing, the following new directors were appointed:

          NAME          AGE                      POSITION
          ----          ---                      --------

Seung Kwon Noh.......    44   Chief Executive Officer, President, and Director
Tae Hwan Lee.........    42   Senior Vice President - Marketing, and Director
Se Cheon Ahn.........    43   Senior Vice President - Plant/Manufacturing, and
                              Director
Tony Kim.............    32   Director


         Please see the biographies of Dr. Noh and Messrs. Lee and Ahn set forth above.

         TONY KIM joined Eugene Sciences as a director in April 2005. Since November 2004, Mr. Kim has been President and a member of the board of directors of Telos, LLC, an investment company. Mr. Kim also serves on the board of directors of Red Queen Entertainment, a multi-media entertainment company. From February 1998 through April 2002, Mr. Kim was Vice President of Saymee K Inc., the parent company of several fashion brands: Drunknmunky Clothing, Hudson Jeans and Protrend Limited. Tony graduated from University of California - Los Angeles, with a Bachelor or Arts in Sociology.

         None of the newly appointed officers and directors, nor any of their affiliates, currently beneficially own any equity securities or rights to acquire any of our securities except as otherwise described in this report, and no such persons have been involved in any transaction with us or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the SEC, other than with respect to the transactions that have been described in this report or in any prior reports filed by us with the SEC. None of the newly appointed officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

         Until further determination by the Board, the full Board of Directors will undertake the duties of the Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

EXECUTIVE COMPENSATION

         EZCOMM ENTERPRISES, INC.

         Ezcomm Enterprises, Inc. did not have a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors during any of three most recently completed fiscal years. Ezcomm Enterprises, Inc. has not paid any other salaries or other compensation above $100,000 to its officers, directors or employees since inception. Further, Ezcomm Enterprises, Inc. has not entered into an employment agreement with any of its officers, directors or any other persons. Ezcomm Enterprises, Inc. has not accrued any officer compensation.

         There were no option grants to any executive officers during Ezcomm Enterprises, Inc.'s fiscal year ended May 31, 2005, and no options were exercised by any executive officer during the fiscal year ended May 31, 2005.

         Ezcomm Enterprises, Inc. did not pay any compensation to any director in fiscal years 2003, 2004 or 2005.

         EUGENE SCIENCE

         EXECUTIVE OFFICER COMPENSATION. The following table sets forth the compensation paid to the Eugene Science executive officers for services rendered during the fiscal years ended December 2003 and 2004.

                    EUGENE SCIENCE SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION                 LONG-TERM
                                                                 COMPENSATION
                      ------------------------------------     ---------------
                                                                COMMON SHARES
                                                                  UNDERLYING
NAME AND POSITION                                              OPTIONS GRANTED
                      YEAR       SALARY       OTHER ANNUAL           (1)
                                              COMPENSATION       (# SHARES)
-----------------     ----     ---------      ------------     ---------------

Seung Kwon Noh        2003     $ 110,000          --                  --
                      2004       110,000          --                  --
Se Cheon Ahn          2003        50,000          --             461,268
                      2004        50,000          --                  --
Tae Hwan Lee          2003        63,600          --                  --
                      2004        63,600          --                  --
Jae Hong  Yoo         2003        36,000          --             369,014
                      2004        36,000          --                  --
----------
(1) Reflects the number of our shares of common stock underlying such options after the Exchange Transaction.

         OPTION GRANTS IN 2004. None of the executive officers named in the Eugene Science summary table above were granted options during the year ended December 31, 2004

         OPTION VALUES AT DECEMBER 31, 2004. None of the executive officers named in the summary table above exercised options during 2004.

         DIRECTOR COMPENSATION. We currently do not pay any fees to our directors or any fees for each Board or Committee meeting which is attended in person or telephonically. We do, however, reimburse directors for their reasonable travel expenses to attend meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         Other than as described below, there are no proposed transactions or series of related transactions, nor were there any transactions or series of related transactions during Fiscal 2003 and 2004, to which the we or Eugene
Science was a party, in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest:

         TRANSACTIONS WITH AFFILIATED COMPANIES

              ONBIO CORPORATION

         In March, 2005 we assigned our raw cooking oil supply contract to OnBio Corporation. Our Chief Executive Officer and significant stockholder, Dr. Noh, is also the Chief Executive Officer and a significant stockholder of OnBio Corporation.

         OnBio Corporation is one of our suppliers (for DG Oil) and was our largest customer in 2004. At June 30, 2005, we had an account receivable from OnBio Corporation in the amount of $2,359,804, resulting primarily from the purchase of our raw cooking oil.

         During the last two fiscal years we and Onbio Corporation have periodically provided cash advances to each other. In Fiscal 2003 Onbio Corporation advanced an aggregate of approximately $425,000 to us. In Fiscal 2005 and the six months ended June 30, 2005, we advanced an aggregate of approximately $1.8 million to OnBio Corporation. All advances accrue interest at a rate of 9% per annum and are due on demand. The current net principal and interest owed to us by OnBio Corporation for advances made is $1,169,500. OnBio Corporation is currently in financial difficulty, however we believe that the advance will be repaid.

              NUTRA NANOTECH

         Our director, Tony Kim is the Chief Executive Officer of Nutra Nanotech, an entity that the Company has contracted to market and distribute its CholZero(TM) capsules in the United States.

              TELOS, LLC

         On March 1, 2005, Eugene Science issued 2,500,000 shares of its Common Stock in a private placement transaction to Telos, LLC at a price of approximately $0.40 per share. These shares were exchanged for 23,063,381 shares of our common stock pursuant to the Exchange Agreement, and the exercise price was adjusted accordingly. Our director, Mr. Kim, is also a director and executive officer and has an ownership interest in Telos, LLC.

              BOO WON SIL UP

         During Fiscal 2004 and the six months ending June 30, 2005, we purchased goods from Boo Won Sil Up, an entity controlled by the father of our Chief Executive Officer and significant shareholder, Dr. Noh. At June 30, 2005, we had an account payable of $99,089 owing to Boo Won Sil Up.

         TRANSACTIONS WITH INDIVIDUAL OFFICERS AND DIRECTORS

         On various dates through 2004 we received advances of an aggregate of $6,169 from our Chief Executive Officer and major stockholder, Dr. Noh. The advances accrued interest at 9% per annum and were due on demand. The advances were repaid in their entirety during the six months ended June 30, 2005.

         The Company provided a $418,600 term deposit at December 31, 2003 as security for a loan incurred by our affiliate, OnBio Corporation. During 2004, the term deposit cased and proceeds loaned to Onbio Corporation for repayment of its bank loan.

DESCRIPTION OF SECURITIES

         The Company is presently authorized under its Certificate of Incorporation to issue 480,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share. As of September 30, 2005, the Company had 308,159,748 shares of common stock issued and outstanding, held by 477 stockholders of record, and no shares of preferred stock issued and outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of Common Stock. Subject to preferences applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably all assets remaining after payment of liabilities and the liquidation preference of any Preferred Stock. Holders of Common Stock have no preemptive or subscription rights, and there are no redemption or conversion rights with respect to such shares. All outstanding shares of Common Stock are fully paid and non-assessable.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         Our common stock currently trades on the OTCBB under the symbol EZMM. The following sets forth the high and low trade prices for our common stock for the periods indicated as reported by the OTCBB beginning in on July 8, 2004. The quotations provided by the OTCBB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions. Trading in our common stock on the OTCBB did not begin until July 8, 2004.


                                      2005                         2004
                              --------------------         --------------------
                                HIGH         LOW             HIGH         LOW
                              -------      -------         -------      -------
First Quarter ..........      $  0.26      $  0.18           N/A          N/A

Second Quarter .........      $  0.26      $  0.17           N/A          N/A

Third Quarter ..........        N/A          N/A           $  0.25      $  0.17

Fourth Quarter .........        N/A          N/A           $  0.22      $  0.13

(a) On September 30, 2005, the closing trade price of our common stock, as reported by the OTCBB, was $0.25.
(b) As of September 30, 2005, we had approximately 477 holders of record of our common stock after giving effect to the Exchange Transaction.

         We have never paid dividends on our common stock. Eugene Science never paid dividends on its common stock. We intend to retain any future earnings for use in our business.

RECENT SALES OF UNREGISTERED SECURITIES

         Upon the closing of the Exchange Transaction we issued 272,790,924 shares of our common stock to certain former shareholders of Eugene Science and assumed all of Eugene Science's options to purchase an additional 13,434,410 shares of our common stock pursuant to the terms of the Exchange Agreement. The issuance of the shares of common stock and assumption of the options were exempt from registration under Section 4(2) of the Securities Act or Regulation S under the Securities Act.

         In conjunction with the Exchange Transaction we also issued a warrant to purchase 7,073,760 shares of our common stock to WestPark Capital, Inc., at $0.17 per share as partial compensation for their investment banking services with respect to the Exchange Transaction. The warrant was exempt from registration under Section 4(2) of the Securities Act.

INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

         Our  Certificate  of   Incorporation   and  Bylaws  are  silent  as  to
indemnification of our officers and directors. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for:

         o any breach of their duty of loyalty to the corporation or its stockholders;

         o        acts  or  omissions   not  in  good  faith  or  which  involve
                  intentional misconduct or a knowing violation of law;

         o unlawful payments of dividends or unlawful stock repurchases or redemptions; or

         o any transaction from which the director derived an improper personal benefit.

         A stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as permitted under Delaware law. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECTION 3- SECURITIES AND TRADING MARKETS

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

         The issuance of our common stock to the Eugene Science Shareholders pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation S thereof. We made this determination based on the representations of the Eugene Science Shareholders which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On September 30, 2005, upon the closing of the Exchange Transaction, we terminated Russell Bedford Stefanou Mirchandani LLP ("RBSM") as our independent auditor. RBSM audited our financial statements for the fiscal years ended May 31, 2005 and 2004.

         RBSM's reports on our financial statements for the fiscal years ended May 31, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion and were not qualified as audit scope or accounting principles. The reports of RBSM for the fiscal years ended May 31, 2005 and 2004 were qualified reports in that adverse financial conditions identified by the accountants raised substantial doubt about our ability to continue as a going-concern. During the two most recent fiscal years ended May 31, 2005 and 2004, (i) there were no disagreements between us and RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of RBSM, would have caused RBSM to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no "reportable events," as defined in Item 304(a)(1)(iv) of Regulation S-B of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The decision to replace RBSM was not the result of any disagreement between us and RBSM on any matter of accounting principle or practice, financial statement disclosure or audit procedure. The Board of Directors deemed it in our best interest to change independent auditors following the closing of the Exchange Transaction (as described below).

         We furnished RBSM with a copy of this Report on Form 8-K prior to filing with the SEC. We also requested that RBSM furnish a letter addressed to the SEC stating whether it agrees with the statements made in this Report. A copy of RBSM's letter to the SEC is filed with this Report as Exhibit 16.1.

(b) On September 30, 2005, upon the closing of the Exchange Transaction, our Board of Directors approved the appointment of SF Partnership, LLP, as its new registered public accounting firm.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT.

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.


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


ITEM 5.03         AMENDMENTS TO ARTICLES OF INCORPORATION  OR BYLAWS;  CHANGE IN
                  FISCAL YEAR

         In connection with the Exchange Transaction, our Board of Directors approved a change in fiscal year end from May 31 to December 31. We will account for the Exchange Transaction as a "reverse acquisition." Consequently, we will not file a transition report reflecting the change of our fiscal year to that of Eugene Science, given the fact that for accounting purposes, Eugene Science is deemed to be the "accounting acquirer" in the "reverse acquisition."

ITEM 5.06         CHANGE IN SHELL COMPANY STATUS

         Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         The financial statements of the Eugene Science for the six months ended June 30, 2005 and 2004 (unaudited) and for the years ended December 31, 2004 and December 31, 2003 are incorporated herein by reference to Exhibits 99.2 and 99.3 to this Current Report.

         (b)      PRO FORMA FINANCIAL STATEMENTS

         Our unaudited pro forma condensed financial statements as of and for the six months ended June 30, 2005 and 2004, and for the year ended December 31, 2004 are incorporated herein by reference to Exhibit 99.1 to this Current Report.

         Our unaudited pro forma combined condensed balance sheet as of June 30, 2005 and our unaudited pro forma combined condensed statement of operations for the six months ended June 30, 2005 and the years ended December 31, 2004 and 2003 are incorporated herein by reference to Exhibit 99.1 to this Current Report, and are based on the historical financial statements of us and Eugene Science after giving effect to the Exchange Transaction. In accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141), and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined condensed financial statements, Eugene Science is considered the accounting acquiror. The Exchange Transaction was completed on September 30, 2005. Because Eugene Science's owners as a group retained or received the larger portion of the voting rights in the combined entity and Eugene Science's senior management represents a majority of the senior management of the combined entity, Eugene Science was considered the acquiror for accounting purposes and will account for the Exchange Transaction as a reverse acquisition. The acquisition will be accounted for as the recapitalization of Eugene Science since, at the time of the acquisition, we were an inactive shell company. Our fiscal year will end on December 31.

         The unaudited pro forma combined condensed balance sheet as of June 30, 2005 is presented to give effect to the Exchange Transaction as if it occurred on January 1, 2005 and, due to different fiscal period-ends, combines the historical balance sheet of Eugene Science at June 30, 2005 and the historical balance sheet of Ezcomm Enterprises, Inc. at May 31, 2005. The unaudited pro forma combined condensed statement of operations of Eugene Science and Ezcomm Enterprises, Inc. for the six months ended June 30, 2005 and year ended December 31, 2004 are presented as if the combination had taken place on January 1, 2005.

         Reclassifications have been made to Ezcomm's historical financial statements to conform to Eugene Science's historical financial statement presentation.


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


         The unaudited pro forma combined condensed financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements and accompanying notes of Eugene Science and Ezcomm Enterprises, Inc. The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the Exchange Transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the Registrant.

         (c)      EXHIBITS

EXHIBIT
NUMBER                                  DESCRIPTION
-------       ------------------------------------------------------------------

2.1 Exchange Agreement by and among Ezcomm Enterprises, Inc., Eugene Science, Inc., and certain shareholders of Eugene Science, Inc., dated September 1, 2005 (1)

2.2           Amendment to the Exchange Agreement.

3.1           Certificate of Incorporation, dated August 26, 1998. (2)

3.2           First Amendment to Certificate of Incorporation,  dated January 1,
              2000. (2)

3.3           Second Amendment to Certificate of  Incorporation,  dated July 22,
              2004.

3.4           Ezcomm Enterprises, Inc. Bylaws. (2)

4.1           Warrant  to  Purchase  Common  Stock of Ezcomm  Enterprises,  Inc.
              issued to Westpark Capital, Inc., dated September 30, 2005.

10.1 Agreement of Property Sales Contract between Eugene Science and Wando Seafood Distributions Co., Ltd., dated January 16, 2004.


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


10.2 Memorandum of Understanding between Korea Ginseng Corp. and Eugene Science, dated March 12, 2004.

10.3 Agreement of Product Supply between Amway Korea, Ltd. and Eugene Science, dated November 11, 2004.

10.4          Strategic   Alliance   Agreement  between   Archer-Daniels-Midland
              Company and Eugene Science, dated April 8, 2004

10.5 Distribution Agreement by and between Toong Yeuan Enterprise Co., Ltd. and Eugene Science, dated February 18, 2003.

10.6 Distribution Agreement by and between Hokuyo Koeki Co., Ltd. and Eugene Science, dated May 21, 2002.

10.7          License  Agreement  between   Nutra-Nano  Tech,  Inc.  and  Eugene
              Science, dated May 20, 2005.

10.8 Marketing Agreement between Hokuyo Koeki Co., Ltd. and Eugene Science, dated March 8, 2001.

10.9 Material Transfer Agreement between Archer-Daniels-Midlans Company and Eugene Science, dated November 19, 2001.

10.10 Investment Agreement by and between Hokuyo Koeki Co., Ltd and Eugene Science, dated March 21, 2002.

10.11 Share Subscription Agreement by and between Telos, LLC and Eugene Science, dated January 19, 2005.

10.12 Amendment to Subscription Agreement by and between Telos, LLC and Eugene Science, dated February 2, 2005.

10.13         Form of Stock Option Agreement

10.14 Lease Agreement related to office in Seoul, Korea, between Bestian Partners Co. Ltd. and Eugene Science, dated June 24, 2005.

10.15 Employment Agreement between Eugene Science and Jae Hong Yoo, dated July 28, 2002.*

10.16 Employment Agreement between Eugene Science and Se Cheon Ahn, dated January 4, 2003.*

10.17 Employment Agreement between Eugene Science and Tae Hwan Lee, dated January 7, 2001.*

16.1          Letter from Russell Bedford Stefanou Mirchandani LLP

99.1 Unaudited pro forma condensed financial statements of Ezcomm Enterprises, Inc., as of and for the six months ended June 30, 2005 and unaudited pro forma Statement of Operations for the six months ended June 30, 2005.

99.2 Consolidated Financial statements of Eugene Science, Inc. for the years ended December 31, 2004 and December 31, 2003.

99.3 Consolidated Financial statements of Eugene Science, Inc. for the six months ended June 30, 2005 and 2004 (unaudited).

(1) Incorporated by reference to our Current Report on Form 8-K filed September 6, 2005.
(2) Incorporated by reference to our Registration Statement on Form 10-SB, filed February 20, 2004.
* Indicates a management contract or compensatory plan.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             EZCOMM ENTERPRISES, INC.



Date: October 6, 2005                  By:   /s/ Sueng-Kwon Noh
                                             -----------------------------------
                                             Sueng-Kwon Noh
                                             Chief Executive Officer


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